UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

ASB BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or other jurisdiction of incorporation or organization)	001-35279 (Commission File Number)	45-2463413 (IRS Employer Identification No.)

11 Church Street, Asheville, North Carolina 28801

(Address of principal executive offices) (Zip Code)

(828) 254-7411

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on May 1, 2017, ASB Bancorp, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with First Bancorp, the holding company for First Bank, Southern Pines, North Carolina.  The Merger Agreement provides that each share of Company common stock will convert into the right, subject to certain limitations, to receive either $41.90 in cash or 1.44 shares of First Bancorp common stock, or a combination thereof, provided that the total consideration will be prorated as necessary to ensure that 90% of the total outstanding shares of Company common stock will be exchanged for First Bancorp common stock and 10% of the total outstanding shares of Company common stock will be exchanged for cash, provided that the maximum number of shares of First Bancorp common stock to be issued in exchange for Company common stock will not exceed 19.9% of the number of shares of First Bancorp common stock issued and outstanding immediately before the closing of the merger.

Shareholders of the Company were mailed election forms in August 2017 to choose their preferred mix of consideration, with  the deadline to make elections expiring on September 18, 2017.  The preliminary results of the election indicate that shareholders who made an election will receive the consideration they requested.  Each Company share for which no election was received is expected to receive approximately 0.53 shares of First Bancorp stock and $26.46 in cash. These results remain subject to change, subject to final certification by the Company’s transfer agent based on events that may occur prior to the merger closing, which is expected to be on October 1, 2017, subject to customary closing conditions.

Shareholders will be mailed letters beginning on approximately October 2, 2017 with instructions on how to tender their shares of Company common stock for the merger consideration.  Any significant changes to the results of the election will be reported in a subsequent filing.

Caution Regarding Forward-Looking Statements

This Form 8-K, in particular statements regarding the proposed transaction between the Company and First Bancorp, the expected timetable for completing the transaction, and any other statements about the Company or First Bancorp managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain beliefs and assumptions and reflect the current expectations of the Company, First Bancorp, and their respective management. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, and you should not place undue reliance on these statements. Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the proposed transaction; any conditions imposed on the parties in connection with the consummation of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the Company’s ability to maintain relationships with employees and third parties through the closing of the proposed transaction; the ability of the parties to satisfy the conditions to the closing of the proposed transaction; the risk that the proposed transaction may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ASB BANCORP, INC.

Date: September 26, 2017	By:	/s/ Suzanne S. DeFerie
Suzanne S. DeFerie
President and Chief Executive Officer

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